Exhibit 10.28

Mr. R. Orr Biosil Limited 129 Deerdykes View, Westfield Industrial Estate, Cumbernauld Glasgow G68 9HN	[Illegible]	Date: My ref: Your ref: Contact: Phone: Fax: Email:	10 May, 2010 E/V/IH/959/11 Mr I Howden 0116 305 6987

Dear Mr. Orr,

UNIT 11, IVANHOE INDUSTRIAL ESTATE, 7 TOURNAMENT WAY, SMISBY ROAD, ASHBY DE LA ZOUCH, LEICESTERSHIRE

I write following our telephone conversation and as requested I now set out the terms for the renewal of your company’s lease of the above unit. I will now instruct the County Solicitor to prepare the new documentation on the basis of the following main heads of terms and conditions:-

1.	The lease is to be in the name of Biosil Limited, registered office:- M & N Group Limited, 118 London Road, Kingston upon Thames, Surrey KT2 6QJ. Company no. FC015985. UK Est. No. BR011263.

2.	The lease will be for a further period of five years from 9th February 2010 with rent reviews at the expiration of the third year and at the commencement of the last week of the term.

3.	The rental is to continue to be £8,250 per annum exclusive (eight thousand, two hundred and fifty pounds).

4.	Each party to bear their own costs in this matter.

5.	A break clause is to be included in the lease effective at the expiration of the third year upon three months previous notice in writing.

6.	The rent deposit and all interest will continue to be held. 9/2/95 £3000 [Illegible]

7.	The terms of the renewal lease are to be similar to those existing with the exception of any updates considered necessary by the County Solicitor.

The County Solicitor will forward the new documentation to you, for the company to sign this, in due course.

Yours sincerely

/s/ I. Howden
I. Howden
Senior Valuer

Mr. R. Orr Biosil Limited 129 Deerdykes View, Westfield Industrial Estate, Cumbernauld Glasgow G68 9HN	Date: My ref: Your ref: Contact: Phone: Fax: Email:	1 June, 2010 E/V/IH/959/11 Mr I Howden 0116 305 6987

Dear Mr. Orr,

UNIT 11, IVANHOE INDUSTRIAL ESTATE, 7 TOURNAMENT WAY, SMISBY ROAD, ASHBY DE LA ZOUCH, LEICESTERSHIRE

Thank you for your letter of 25th May 2010. As requested, I can confirm that the break clause will now be inserted into the renewal lease at the expiration of the second year subject to a minimum of three months previous notice in writing.

The County Council will wish to retain the positions of the rent reviews at the expiration of the third year and at the commencement of the last week of the lease term as in the previous leases granted to your company. This will hold the agreed rental of £8,250 per annum exclusive for three years from the commencement date of 9th February 2010 and will be on a similar basis to other leases granted.

I will now instruct the County Solicitor to prepare the new lease documentation and forward this to you.

Yours sincerely

/s/ I. Howden
I. Howden Senior Valuer